UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015 (December 11, 2015)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 East Park Drive, Second Floor Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 11, 2015, AAC Holdings, Inc. (the “Company”) issued a press release announcing the signing of a definitive agreement to acquire Wetsman Forensic Medicine, L.L.C. and certain of its affiliates for $12.75 million in cash and $8.5 million in restricted shares of the Company’s common stock. A copy of the press release is furnished as Exhibit 99.1 hereto.

On December 11, 2015, the Company issued a press release announcing the signing of a definitive agreement to acquire Solutions Recovery, Inc. and certain of its affiliates for $6.75 million in cash and $6.25 million in restricted shares of the Company’s common stock. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 11, 2015

99.2	Press Release dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

Date: December 11, 2015

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated December 11, 2015

99.2	Press Release dated December 11, 2015